Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-1/A2 of our report dated March 31, 2025, with respect to the consolidated financial statements of Healthcare Triangle, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2024, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

The Woodlands, TX

May 8, 2025